Exhibit 10.36

CONSENT TO

SELL PARTNERSHIP INTEREST

OF RCC L.P.

I, Micheal Ocello, manager of Ltd. Investment Group LLC hereby agree and acknowledge that Ltd. Investment Group LLC will receive Eighty Four Thousand Dollars ($84,000) from VCG Holding Corp. in exchange for its 6% Limited Partnership interest in RCC L.P.

Signed this 31st day of January, 2007.

LTD. INVESTMENT GROUP LLC

/s/ Micheal Ocello
Micheal Ocello, Manager